UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2024	(	October 31, 2024)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2024, Northrim Bank (the “Bank”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Bank, Sallyport Commercial Finance, LLC (“Sallyport”) and the equity owners of Sallyport identified in the Purchase Agreement (the “Selling Members”). The transactions contemplated by the Purchase Agreement closed on October 31, 2024.

The Bank is a wholly-owned subsidiary of Northrim BanCorp, Inc. (the “Company”). Sallyport and its direct and indirect subsidiaries provide services and products related to factoring and asset-based lending in the United States, Canada, and the United Kingdom. Prior to entering into the Purchase Agreement, the Bank provided loans to Sallyport in the ordinary course of business of the Bank.

The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Bank will acquire all of the membership interests in Sallyport (the “Membership Interests”), owned by the Selling Members, which constitute all of the outstanding Membership Interests (the “Acquired Interests”). The aggregate consideration payable by the Bank for the Acquired Interests (the “Purchase Price”) shall be equal to $50 million in cash, minus the amount, if any, by which the estimated closing book value of Sallyport is less than $16.4 million, minus the amount of Sallyport’s estimated transaction expenses, minus the net unreserved amount of certain doubtful receivables, plus earn-out payments, if any. The Purchase Price will be paid to the Selling Members in cash. The Purchase Price is also subject to certain post-closing adjustments based on differences between the preliminary estimated book value of Sallyport at closing and the actual book value of Sallyport at closing to be calculated within 45 days following the closing of the transaction.

The Selling Members may receive additional cash proceeds of up to $6 million (the “Earn-Out Payments”). The Earn-Out Payments of $2 million per year are payable on each of the first three anniversaries of the closing of the Purchase Agreement, provided that certain principal employees of Sallyport, including certain of the Seller Members, have not been terminated for “cause” or terminated their employment without “good reason”. The Earn-Out Payments will be accelerated if the Bank experiences a change in control or certain principal employees of Sallyport, including certain of the Seller Members, terminate their employment with Sallyport for “good reason” or are terminated by Sallyport for any reason other than “cause”, including death or disability.

The terms of the Purchase Agreement also allow the Bank to withhold and deduct from the Earn-Out Payments any amount owed to the Bank under certain indemnification provisions of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties from the Bank and the Selling Members. Additionally, the Selling Members have made representations and warranties on behalf of Sallyport and its subsidiaries related to: organization, authority and qualification; execution and enforceability; capitalization; subsidiaries (including capitalization of subsidiaries); absence of any conflicts or required consents; financial statements; undisclosed liabilities; absence of changes; material contracts; title to assets; sufficiency of assets; intellectual property; systems and data; accounts receivable; material customers; insurance; legal compliance with governmental orders; compliance with laws; employee benefits; tax matters; financing arrangement matters; compliance with anti-corruption laws; books and records, and brokers.

The Bank and the Selling Members have each agreed to customary covenants, including, among others, a two-year non-competition and non-solicitation arrangement. The Purchase Agreement also provides that the Selling Members may receive additional consideration equal to the net amount of any recovery related to the doubtful receivables up to the amount deducted from the initial Purchase Price at closing.

The Purchase Agreement is subject to various customary conditions, including, among others, accuracy of the representations and warranties of Sallyport and the Selling Members, and receipt of required third-party consents.

The Purchase Agreement provides that indemnification for the general representations and warranties will not survive the closing and recovery for any related losses will be limited to the representation and warranty insurance policy entered into in connection with the Purchase Agreement. Certain fundamental representations and identified matters of the Bank, Sallyport and the Selling Members survive until the expiration of the applicable statute of limitations with respect to the particular matter. In the event that the Bank suffers damages due to a breach or inaccuracy in any of the general representations and warranties of Sallyport or the Selling Members, indemnification for such damages will be limited to recovery under the representation and warranty insurance policy. In the event that the Bank suffers damages due to a breach or inaccuracy in the fundamental representations and warranties of Sallyport or the Selling Members or with respect to certain specified matters, indemnification will be apportioned among the Selling Members in proportion to their respective pre-closing ownership of the Membership Interests. The total amount of indemnification payments that each Selling Member is required to make under the Purchase Agreement related to a breach of the fundamental representations and warranties of Sallyport or the Selling Members or with respect to certain specified matters is limited to the amount of each Selling Members pro-rata share of the Purchase Price actually received by the Selling Members. Further, pursuant to the terms of the Purchase Agreement, the Bank must first seek recovery from the representation and warranty insurance for any indemnification claim arising out of a breach of the representations, warranties or covenants of Sallyport or the Selling Members.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01 Regulation FD Disclosure.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Attached as Exhibit 99.1 are presentation materials relating to Northrim BanCorp, Inc.

Item 8.01 Other Events.

On November 1, 2024, Northrim and Sallyport issued a joint press release announcing the execution and closing of the Purchase Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Forward-looking Statements

This current report on Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim’s and Sallyport’s financial condition, results of operations, asset based lending volumes, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed acquisition of Sallyport by Northrim Bank. All statements, other than statements of historical fact, regarding the financial position, business strategy and respective management’s plans and objectives for future operations of each of Northrim and Sallyport are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim, Northrim’s management, Sallyport, or Sallyport’s management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the proposed acquisition of Sallyport by Northrim Bank might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; and the ability of Northrim and Sallyport to execute their respective business plans (including the acquisition of Sallyport by Northrim Bank). Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets. In addition, there are risks inherent in the mortgage and banking industries relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this current report, and neither Northrim nor Sallyport undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this current report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

99.1	Presentation Materials relating to Northrim BanCorp, Inc.
99.2	Press Release dated November 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

November 1, 2024	By:	/s/ Michael G. Huston
Name: Michael G. Huston
Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Presentation Materials relating to Northrim BanCorp, Inc.
99.2	Press Release dated November 1, 2024.